As filed with the U.S. Securities and Exchange Commission on August 16, 2012

Registration No. 333-172480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Hawaii	6022	99-0212597
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Glenn K.C. Ching

Senior Vice President, Corporate Secretary and General Counsel

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Craig D. Miller

Jordan E. Hamburger

Manatt, Phelps & Phillips, LLP

One Embarcadero Center

San Francisco, California 94111

(415) 291-7400

Re-sales Concluded on January 24, 2012

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Central Pacific Financial Corp. (the “Company”) filed a registration statement on Form S-1 (File No. 333-172480) (the “Registration Statement”) registering up to 15,612,715 shares of the Company’s common stock, without par value per share (the “Common Stock”), for resale by investors (the “Investors”) who purchased the Common Stock from the Company in a private placement.  In connection with the original issuance of the Common Stock, the Company agreed to file the Registration Statement to facilitate the resale of the Common Stock by the Investors.  The Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective on April 12, 2011.

The offering pursuant to the Registration Statement was terminated on March 8, 2012 upon the Commission declaring effective Post-Effective Amendment No. 3 to the Registration Statement, which was originally filed with the Commission on February 28, 2012.  Post-Effective Amendment No. 3 also indicated the Company’s intention to register 2,849,405 shares of the Common Stock (and carry forward the related filing fee) on a to be filed registration statement on Form S-3 (File No. 333-179807).  As of the effectiveness of the registration statement on Form S-3 on March 9, 2012, 2,849,405 shares of the Common Stock were deemed deregistered from the Registration Statement.

The Company’s contractual obligation to maintain the effectiveness of the Registration Statement has expired.  Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 4 to the Registration Statement to deregister the 12,763,310 shares of the Common Stock that remained registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Honolulu, Hawaii, on this 16th day of August 2012.

CENTRAL PACIFIC FINANCIAL CORP. (Registrant)

/s/ Glenn K.C. Ching
Glenn K.C. Ching Senior Vice President, Corporate Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	August 16, 2012
John C. Dean

/s/ Denis K. Isono	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 16, 2012
Denis K. Isono

*	Director	August 16, 2012
Alvaro J. Aguirre

*	Director	August 16, 2012
James F. Burr

*	Director	August 16, 2012
Christine H.H. Camp

*	Director	August 16, 2012
Earl E. Fry

*	Director	August 16, 2012
Paul J. Kosasa

Director
Duane K. Kurisu

*	Director	August 16, 2012
Colbert M. Matsumoto

*	Chair of the Board of Directors	August 16, 2012
Crystal K. Rose

* Glenn K.C. Ching, by signing his name below, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of this registration statement.

/s/ Glenn K.C. Ching
Glenn K.C. Ching
Attorney-In-Fact